Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399   Fax: (8610) 65693838

Website: www.tongshang.com

March 15, 2019

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Key Information — Risk Factors,” “Information on the Company — Business Overview — PRC Government Regulations,” “Major Shareholders and Related Party Transactions — Related Party Transactions” and “Financial Statements — Notes to the Consolidated Financial Statements” in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission in the month of March 2019, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Ctrip.com International, Ltd.’s Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899 and No. 333-230297) that were filed on June 17, 2004, August 3, 2006, October 17, 2007 and June 22, 2017 and March 15, 2019 respectively.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices